Exhibit 99.1

Emerge Energy Services Announces Third Quarter 2014 Results

Southlake, Texas — October 30, 2014 — Emerge Energy Services LP (“Emerge Energy”) today announced third quarter 2014 financial and operating results.

Highlights

•	Adjusted EBITDA of $37.4 million for the three months ended September 30, 2014.

•	Distributable Cash Flow of $34.6 million for the three months ended September 30, 2014.

•	Cash available for distribution of $32.7 million, or $1.38 per unit, for the three months ended September 30, 2014.

•	Full quarter sales of over 1.1 million tons of sand.

•	New Arland facility scheduled to open later this quarter; new Independence facility likely operational mid-year 2015.

Overview

Emerge Energy reported net income of $26.1 million, or $1.08 per diluted unit for the three months ended September 30, 2014.  For that same period, Emerge Energy reported Adjusted EBITDA of $37.4 million and Distributable Cash Flow of $34.6 million.  Net income, net income per unit and Adjusted EBITDA for the three months ended September 30, 2013, were $15.4 million, $0.64 and $26.0 million, respectively.  For the nine months ended September 30, 2014, Emerge Energy reported net income of $64.7 million, net income of $2.69 per diluted unit and Adjusted EBITDA of $95.6 million. Net income, net income per unit and Adjusted EBITDA for the nine months ended September 30, 2013 were $21.2 million, $0.34 and $60.6 million, respectively. Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Previously, Emerge Energy declared a distribution of $1.38 per unit for the third quarter of 2014, which represents an 18% increase over the second quarter 2014 distribution of $1.17 per unit. The Board of Directors has elected to withhold approximately $0.08 per unit of distributable cash flow as a capital expenditure reserve.

“Emerge Energy once again turned in our best quarter as a public company,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy.  “Our strong distributable cash flow is the result of our sand segment delivering on its promise of higher per-ton margins, while our fuel segment has done a tremendous job of managing through one of the worst backwardated refined product pricing markets we have seen in the past several years.”

“We remain sold out at our existing facilities,” added Rick Shearer, CEO of Emerge Energy. "We are pleased to announce that our Church Road facility, which we acquired from MidWest Frac and Sands LLC in July, and our Thompson Hills facility are both running and building our winter sand stockpiles. Construction of our Arland facility is expected to be completed later this quarter. However, given a number of complications, including spillover effects of the increasingly challenging permitting environment, we now believe that it is unlikely that we will have our Independence facility completed as early as originally contemplated, and are now hoping for a mid-year 2015 start. Beyond Arland and Independence we have a number of additional projects we are working on, including two other production facilities backed by sufficient long-term reserve bases, that we believe we will be able to bring online in the next several quarters.

"Demand for frac sand continues to be as strong as we have ever seen it, especially in the North American markets we serve, despite the relative downturn in crude oil prices. We now have 8.2 million tons of sand under contract with an average remaining term of 4.2 years. This includes contracts at our Kosse facility, which is enjoying its highest sales volumes and margins in its operating history. Our sand logistics operations are also very strong, with 11 transload facilities, close to 5,000 leased and customer-owned railcars in our fleet, and more on the way. Overall, we feel very well positioned in the sand segment going into the final months of 2014.

“Our Fuel segment generated Adjusted EBITDA of just $3.1 million for the three months ended September 30, 2014 primarily because of a prolonged backwardated market throughout most of the quarter. We expect similar results from our fuel segment for the fourth quarter if these market conditions continue.”

Conference Call

Emerge Energy will host its 2014 third quarter results conference call later today, Thursday, October 30, 2014 at 3 p.m. CDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (866) 515-2907 or (617) 399-5121 and entering pass code 15532513. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference from 2:00 p.m. CDT on October 31 through 11:59 p.m. CDT on November 7, 2014. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 35806005.

Operating Results

The following table summarizes Emerge Energy’s unaudited consolidated operating results for the three and nine months ended September 30, 2014 and 2013 (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES	$296,338	$270,241	$868,692	$627,225
OPERATING EXPENSES
Cost of goods sold	251,766	238,736	752,957	552,984
Depreciation, depletion and amortization	6,421	6,390	17,902	14,466
Selling, general and administrative expenses	9,559	7,969	27,028	17,396
IPO transaction-related costs	—	44	—	10,966
Total operating expenses	267,746	253,139	797,887	595,812
Operating income	28,592	17,102	70,805	31,413
OTHER EXPENSE (INCOME)
Interest expense, net	1,479	1,645	5,006	9,308
Loss on extinguishment of debt	—	—	—	907
Other	775	(118)	624	(277)
Total other expense	2,254	1,527	5,630	9,938
Income (loss) before provision for income taxes	26,338	15,575	65,175	21,475
Provision for income taxes	255	171	514	296
NET INCOME (LOSS)	$26,083	$15,404	$64,661	$21,179
Adjusted EBITDA (a)	$37,439	$25,971	$95,555	$60,570

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Sand Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES	$95,783	$47,451	$237,587	$113,972
OPERATING EXPENSES
Cost of goods sold	55,747	25,753	146,483	61,192
Depreciation, depletion and amortization	3,396	2,715	8,842	7,672
Selling, general and administrative expenses	3,904	2,606	9,568	6,904
Operating income	$32,736	$16,377	$72,694	$38,204
Adjusted EBITDA (a)	$36,139	$19,187	$81,560	$45,976
Volume of sand sold (tons in thousands):
Barron, Wisconsin facility	598	344	1,610	821
New Auburn, Wisconsin facility	460	360	1,245	967
Kosse, Texas facility	88	30	218	98
Total volume of sand sold	1,146	734	3,073	1,886

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended September 30, 2014, Emerge Energy sold 1,146 thousand tons of sand, compared to 734 thousand tons for the same period in the prior year. The Barron facility sold 598 thousand tons, compared to 344 thousand tons for the same period in 2013, while the New Auburn facility sold 460 thousand tons, compared to 360 thousand tons for the same period in 2013.  Sand segment Adjusted EBITDA was $36.1 million for the third quarter 2014, compared to $19.2 million for the same quarter in 2013.  This 88% increase in Adjusted EBITDA was due to the increase in total sand sales at all company facilities, an increase in average selling price, and an increase in margin contribution from our logistics services.

Fuel Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES	$200,555	$222,790	$631,105	$513,253
OPERATING EXPENSES
Cost of goods sold	196,019	212,983	606,474	491,792
Depreciation, depletion and amortization	3,017	3,675	9,039	6,794
Selling, general and administrative expenses	1,487	1,701	4,276	4,290
Operating income	$32	$4,431	$11,316	$10,377
Adjusted EBITDA (a)	$3,072	$8,146	$20,453	$17,275
Volume of refined fuels sold (gallons in thousands)	67,421	69,645	206,163	161,071
Volume of terminal throughput (gallons in thousands)	51,515	60,788	157,940	151,451
Volume of transmix refined (gallons in thousands)	28,082	34,909	91,777	59,392
Refined transmix as a percent of total refined fuels sold	41.7%	50.1%	44.5%	36.9%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended September 30, 2014, Emerge Energy sold 67 million gallons of refined fuel, compared to 70 million gallons for the same period last year, and had additional third-party volume of 52 million gallons pass through its terminals, compared to 61 million gallons for the same period last year.  Emerge Energy refined 28 million gallons of transmix for the three months ended September 30, 2014, compared to 35 million gallons for the same period last year.  Adjusted EBITDA for Fuel was $3.1 million for the third quarter, compared to $8.1 million for the comparable quarter in 2013.  This 62% decrease in Adjusted EBITDA was due, in part, to a prolonged backwardated period of refined product prices.

Capital Expenditures

For the three months ended September 30, 2014, Emerge Energy’s capital expenditures totaled $28.2 million.  This includes approximately $513,000 of maintenance capital expenditures.

Distributable Cash Flow

For the three months ended September 30, 2014, Emerge Energy generated $34.6 million in Distributable Cash Flow.  Our Board of Directors has established a capital expenditure reserve of $1.9 million.  On October 23, 2014, we announced a distribution of $1.38 per unit, which is scheduled to be paid on November 14, 2014 to common unitholders of record on November 6, 2014.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and gas wells.  Emerge Energy also processes transmix, distributes refined motor fuels and biodiesel, operates bulk motor fuel storage terminals, and provides complementary services.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Robert Lane
(817) 865-2541

EMERGE ENERGY SERVICES LP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES	$296,338	$270,241	$868,692	$627,225
OPERATING EXPENSES
Cost of goods sold	251,766	238,736	752,957	552,984
Depreciation, depletion and amortization	6,421	6,390	17,902	14,466
Selling, general and administrative expenses	9,559	7,969	27,028	17,396
IPO transaction-related costs	—	44	—	10,966
Total operating expenses	267,746	253,139	797,887	595,812
Operating income	28,592	17,102	70,805	31,413
OTHER EXPENSE (INCOME)
Interest expense, net	1,479	1,645	5,006	9,308
Loss on extinguishment of debt	—	—	—	907
Other	775	(118)	624	(277)
Total other expense	2,254	1,527	5,630	9,938
Income (loss) before provision for income taxes	26,338	15,575	65,175	21,475
Provision for income taxes	255	171	514	296
Net income (loss)	26,083	15,404	64,661	21,179
Less Predecessor net income before May 14, 2013	—	—	—	13,124
POST-IPO NET INCOME (LOSS)	$26,083	$15,404	$64,661	$8,055
Earnings (loss) per common unit (basic)	$1.08	$0.64	$2.69	$0.34
Earnings (loss) per common unit (diluted)	$1.08	$0.64	$2.69	$0.34
Weighted average number of common units outstanding including participating securities (basic)	24,115,926	24,015,562	24,054,747	24,015,562
Weighted average number of common units outstanding (diluted)	24,116,386	24,021,189	24,057,607	24,020,600

EMERGE ENERGY SERVICES LP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$3,361	$2,167
Restricted cash and equivalents	—	6,188
Trade and other receivables, net	86,083	49,645
Inventories	32,944	41,320
Direct financing lease receivable	—	555
Prepaid expenses and other current assets	7,295	4,515
Total current assets	129,683	104,390
Property, plant and equipment, net	222,982	146,131
Intangible assets, net	33,209	39,415
Goodwill	29,264	29,264
Other assets, net	11,828	3,816
Total assets	$426,966	$323,016
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$38,490	$36,096
Accrued liabilities	21,380	17,274
Current portion of long-term debt	65	233
Current portion of capital lease liability	2,746	3,469
Total current liabilities	62,681	57,072
Long-term debt, net of current portion	188,964	93,809
Obligation for business acquisition, net of current portion	10,023	—
Capital lease liability, net of current portion	1,216	—
Asset retirement obligations	2,078	1,414
Total liabilities	264,962	152,295
Commitments and contingencies
Partners’ Equity:
General partner	—	—
Limited partner common units	162,004	170,721
Total partners’ equity	162,004	170,721
Total liabilities and partners’ equity	$426,966	$323,016

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income (loss) plus interest expense, income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring. We report Adjusted EBITDA (which as defined includes certain other adjustments, none of which impacted the calculation of Adjusted EBITDA herein) to our lenders under our revolving credit facility in determining our compliance with the interest coverage ratio test and certain senior consolidated indebtedness to Adjusted EBITDA tests thereunder. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The following tables (in thousands) reconcile net income (loss) to Adjusted EBITDA.

	Three Months Ended September 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Net income (loss)	$32,736	$16,377	$32	$4,431	$(6,685)	$(5,404)	$26,083	$15,404
Depreciation, depletion and amortization	3,396	2,715	3,017	3,675	8	—	6,421	6,390
Provision for income taxes	—	—	—	—	255	171	255	171
Interest expense, net	—	—	—	—	1,479	1,645	1,479	1,645
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Equity-based compensation expense	—	—	—	—	2,396	2,300	2,396	2,300
Provision for doubtful accounts	—	96	38	40	—	—	38	136
Accretion of asset retirement obligation	7	3	—	—	—	—	7	3
IPO transaction-related costs	—	—	—	—	—	44	—	44
Loss (gain) on disposal of equipment	—	(4)	(15)	—	—	—	(15)	(4)
Other (income) loss	—	—	—	—	775	(118)	775	(118)
Adjusted EBITDA	$36,139	$19,187	$3,072	$8,146	$(1,772)	$(1,362)	$37,439	$25,971

	Nine Months Ended September 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Net income (loss)	$72,694	$38,204	$11,316	$10,377	$(19,349)	$(27,402)	$64,661	$21,179
Depreciation, depletion and amortization	8,842	7,672	9,039	6,794	21	—	17,902	14,466
Provision for income taxes	—	—	—	—	514	296	514	296
Interest expense, net	—	—	—	—	5,006	9,308	5,006	9,308
Loss on extinguishment of debt	—	—	—	—	—	907	—	907
Equity-based compensation expense	—	—	—	—	6,726	3,521	6,726	3,521
Provision for doubtful accounts	(12)	96	113	104	—	—	101	200
Accretion of asset retirement obligation	17	3	—	—	—	—	17	3
IPO transaction-related costs	—	—	—	—	—	10,966	—	10,966
Loss (gain) on disposal of equipment	19	1	(15)	—	—	—	4	1
Other (income) loss	—	—	—	—	624	(277)	624	(277)
Adjusted EBITDA	$81,560	$45,976	$20,453	$17,275	$(6,458)	$(2,681)	$95,555	$60,570

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow.

Three Months Ended September 30, 2014
Net income	$26,083

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	6,421
Add amortization of deferred financing costs	272
Less income taxes accrued, net of payments	(30)
Add equity-based compensation expense	2,396
Add provision for doubtful accounts	38
Less gain on fair value of interest rate swaps	(246)
Less gain on disposal of assets	(15)
Add loss on settlement of sand supply agreement	689
Add accretion of asset retirement obligations	7
Less cash distribution on participating securities	(466)
Less maintenance capital expenditures	(513)

Distributable cash flow	$34,636
Less reserve for planned capital expenditures	(1,904)
Cash available for distribution	$32,732